Exhibit 99.1
Bayou Perma-Pipe Canada, Ltd

REPORT OF INDEPENDENT CHARTERED PROFESSIONAL ACCOUNTANTS

To the Stockholders of
Bayou Perma-Pipe Canada, Ltd.

We have audited the accompanying financial statements of Bayou Perma-Pipe Canada, Ltd., which comprise the balance sheet as of December 31, 2015 and the related statement of operations, statement of stockholders’ equity and statement of cash flows for the year then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the company’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bayou Perma-Pipe Canada, Ltd. as of December 31, 2015 and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP
Vancouver, Canada
October 27, 2016

BAYOU PERMA-PIPE CANADA, LTD
BALANCE SHEET
In Canadian Dollars
(In thousands)

At December 31	2015
ASSETS
Current assets
Cash & cash equivalents	$3,381
Trade accounts receivable, less allowance for doubtful accounts of $30 at December 31, 2015	5,603
Inventory, net	2,028
Prepaid expenses and other current assets	123
Costs and estimated earnings in excess of billings on uncompleted contracts	4
Income tax receivable	171
Total current assets	11,310

Property, plant and equipment, net of accumulated depreciation and amortization	17,733
Patents net of accumulated amortization	2
Total Assets	$29,045

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Trade accounts payable	$774
Current maturities of long-term debt	382
Accrued compensation and payroll taxes	309
Other accrued liabilities	482
Total current liabilities	1,947

Long-term debt, less current maturities	5,778
Deferred tax liabilities - long-term	2,108
Total liabilities	9,833
Stockholders' equity
Common Stock	4,291
Retained Earnings	14,921
Total stockholders' equity	19,212
Total liabilities and stockholders' equity	$29,045
See accompanying notes to financial statements.

BAYOU PERMA-PIPE CANADA, LTD
STATEMENT OF OPERATIONS
In Canadian Dollars
(In thousands)

At December 31	2015

Net sales	$34,271
Cost of sales	29,609
Gross profit	4,662

Operating expenses
General and administrative expenses	799
Selling expenses	615
Total operating expenses	1,414

Income from operations	3,248

Interest expense, net	567
Income from operations before income taxes	2,681

Income tax expense	692

Net Income	$1,989

See accompanying notes to financial statements.

BAYOU PERMA-PIPE CANADA, LTD
STATEMENT OF STOCKHOLDERS' EQUITY
In Canadian Dollars
(In thousands)

	Common Stock	Retained Earnings	Total Stockholders' Equity
Total stockholders' equity at December 31, 2014	4,291	12,932	17,223

Net income		1,989	1,989
Total stockholders' equity at December 31, 2015	$4,291	$14,921	$19,212

BAYOU PERMA-PIPE CANADA, LTD
STATEMENT OF CASH FLOWS
In Canadian Dollars
(In thousands)

2015
Cash Flows from Operating Activities:
Net Income	$1,989
Adjustments to reconcile net income to net cash flows provided by operating activities
Provision for depreciation and amortization	2,162
Provision for uncollectible accounts	—
Loss on sale of property, plant and equipment	27
Deferred income taxes	(84)
Change in operating assets and liabilities:
Accounts receivable trade	6,240
Costs and estimated earnings in excess of billings on uncompleted contracts	19
Inventories	1,159
Income taxes receivable	(171)
Prepaid expenses and other current assets	(4)
Accounts payable	(635)
Compensation and payroll taxes	(334)
Other operating assets and liabilities	(781)
Net cash provided by operating activities	9,587

Cash Flows from Investing Activities:
Proceeds from sale of fixed assets	36
Purchases of property and equipment	(1,055)
Net cash used in investing activities	(1,019)

Cash Flows from Financing Activities:
Repayment of other debt	(7,354)
Payments on capitalized lease obligations	(356)
Net cash used in financing activities	(7,710)

Net Increase in Cash and Cash Equivalents	858
Cash and Cash Equivalents - Beginning of Year	2,523
Cash and Cash Equivalents - End of Period	$3,381

Supplemental cash flow information
Interest paid	$605
Income taxes paid	888
See accompanying notes to financial statements.

Bayou Perma-Pipe Canada, Ltd.
NOTES TO FINANCIAL STATEMENTS
In Canadian Dollars

(Tabular dollars in thousands)

Note 1 - Organization and description of business

Bayou Perma-Pipe Canada, Ltd. (the "Company," "BPPC") was incorporated in Alberta, Canada on October 30, 2009.

Fiscal year. The Company's fiscal year ends on December 31.

Nature of business. BPPC is a pipeline coating and insulation company in Camrose, Alberta, which serves the oil and gas industry in Western Canada and the municipal freeze protection, district heating and cooling and mining markets in Canada, Alaska and the Northwest United States. The Company sells pipeline coating and insulation services and engineers, designs, manufactures and sells specialty insulated piping systems.

Note 2 - Significant accounting policies

Adoption of accounting standards. Effective January 1, 2015, the Company adopted accounting principles generally accepted in the United States of America ("US GAAP"). This was a transition from Canadian accounting standards for private enterprises. These are the Company's first financial statements prepared in accordance with US GAAP and the adoption has been applied retrospectively. The accounting policies set out below have been applied in preparing the financial statements for the year ended December 31, 2015.

The adoption of US GAAP had no impact on the previously reported assets, liabilities and equity of the Company. Certain of the Company's disclosures included in these financial statements reflect the new disclosure requirements of US GAAP.

Use of estimates. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue recognition. The Company recognizes revenues including handling charges billed to customers, when all the following criteria are met: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the seller's price to the buyer is fixed or determinable, and (iv) collectability is reasonably assured. Except as noted below, the Company recognizes revenues upon shipment or delivery of goods or services when title and risk of loss pass to customers.

Percentage of completion revenue recognition. The Company recognizes revenues under the above stated revenue recognition policy except for complex contracts that require periodic recognition of income. For these contracts, the Company uses the "percentage of completion" accounting method. Under this approach, income is recognized in each reporting period based on the status of the uncompleted contracts and the current estimates of costs to complete. The percentage of completion is determined by the relationship of costs incurred to the total estimated costs of the contract. Provisions are made for estimated losses on uncompleted contracts in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability, including those arising from contract penalty provisions and final contract settlements, may result in revisions to costs and income. Such revisions are recognized in the period in which they are determined. Claims for additional compensation due the Company are recognized in contract revenues when realization is probable and the amount can be reliably estimated.

Operating cycle. The length of piping systems contracts vary, but are typically less than one year. The Company includes in current assets and liabilities amounts realizable and payable in the normal course of contract completion unless completion of such contracts extends significantly beyond one year.

Contingencies. The Company is subject to various legal proceedings and claims that arise in the ordinary course of business, including those involving environmental, tax, product liability and general liability claims. The Company accrues for such liabilities when it is probable that future costs will be incurred and such costs can be reasonably estimated. Such accruals are based on developments to date, the Company's estimates of the outcomes of these matters, and its experience in contesting, litigating and settling other similar matters. The Company does not currently anticipate the amount of any ultimate liability with respect to these matters will materially affect the Company's financial position, liquidity or future operations.

Cash and cash equivalents. All highly liquid investments with a maturity of three months or less when purchased are considered to be cash equivalents. Cash and cash equivalents was $3.4 million as of December 31, 2015.

Accounts payable included drafts payable of $0.8 million as of December 31, 2015.

Accounts receivable. The majority of the Company's accounts receivable are due from Canadian and sometimes U.S. contractors and manufacturing companies. Credit is extended based on an evaluation of a customer's financial condition, including the availability of credit insurance. Accounts receivable are due within various time periods specified in the terms applicable to the specific customer and are stated at amounts due from customers net of an allowance for claims and doubtful accounts. The allowance for doubtful accounts is calculated based upon collection history and an estimate of uncollectible accounts. Management may exercise its judgment in adjusting the provision as a consequence of known items, such as current economic factors and credit trends. Past due trade accounts receivable balances are written off when the Company's collection efforts have been unsuccessful in collecting the amount due. Accounts receivable adjustments are recorded against the allowance for doubtful accounts.

Concentration of credit risk. For the year ended December 31, 2015, five customers accounted for 81% of the Company's net sales.

At December 31, 2015, five customers accounted for 85% of accounts receivable.

Inventories. Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out method for all inventories.

2015
Raw materials	$2,459
Less allowances	431
Inventories, net	$2,028

Long-lived assets. Property, plant and equipment are stated at cost. Long-lived assets are reviewed for possible impairment whenever events indicate that the carrying amount of such assets may not be recoverable. If such a review indicates impairment, the carrying amount of such assets is reduced to an estimated fair value.

Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from three to 30 years. Leasehold improvements are depreciated over the remaining life of the lease or its useful life, whichever is shorter. Amortization of assets under capital leases is included in depreciation and amortization. Depreciation expense was approximately $2.2 million in 2015.

2015
Land, buildings and improvements	$10,473
Machinery and equipment	14,670
Furniture, office equipment and computer systems	498
Transportation equipment	331
Subtotal	25,972
Less accumulated depreciation and amortization	8,239
Property, plant and equipment, net	$17,733

Impairment of long-lived assets. The Company evaluates long-lived assets (including intangible assets) for impairment whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. An asset is considered impaired if its carrying amount exceeds the undiscounted future net cash flow the asset is expected to generate. There was no impairment of long-lived assets as of December 31, 2015.

Income taxes. Deferred income taxes have been provided for temporary differences arising from differences in the basis of assets and liabilities for tax and financial reporting purposes. Deferred income taxes on temporary differences have been recorded at the current tax rate. The Company assesses its deferred tax assets and liabilities for realizability at each reporting period.

The Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Fair value of financial instruments. The carrying values of cash and cash equivalents, accounts receivable, accounts payable, and current maturities of long-term debt, which includes related party are reasonable estimates of their fair value due to their short-term nature. The fair value of long-term debt is based on the interest rates due to their long term nature.

Recent accounting pronouncements. In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires entities to recognize assets and liabilities for most leases on their balance sheets. It also requires additional qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU No. 2016-02 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018, with early adoption permitted.  The Company is currently evaluating the effect that this standard will have on the financial statements and related disclosures.

In 2015, the FASB issued new guidance related to business combinations. The new guidance requires that adjustments made to provisional amounts recognized in a business combination be recorded in the period such adjustments are determined, rather than retrospectively adjusting previously reported amounts. The new standard is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. Early adoption is permitted. The Company is evaluating the impact, if any, of adopting this new accounting guidance on the financial statements.

In May 2014, the FASB, issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers. This new standard provides for a single comprehensive model and supersedes most current revenue recognition guidance, including industry specific guidance, and provides for enhanced disclosure requirements. The objective of the new guidance is to improve the consistency, comparability and usefulness to users of financial statements. On April 1, 2015, FASB decided to defer the effective date of the new revenue standard by one year. As a result, private entities would apply the new revenue standard for fiscal years, and interim periods within those years, beginning after December 15, 2018. ASU 2014-09 provides for two implementation methods (1) full retrospective application to each prior period or (2) modified retrospective application with the cumulative effect as of the date of adoption. Early application is not permitted. The Company is evaluating the financial statement impacts of the guidance in this ASU and determining which transition method will be utilized.

The Company evaluated other recent accounting pronouncements and does not expect them to have a material impact on the financial statements.

Note 3 - Costs and estimated earnings on uncompleted contracts

2015
Costs incurred on uncompleted contracts	$29,665
Estimated earnings	4,607
Earned revenue	34,272
Less billings to date	34,268
Costs in excess of billings, net	$4
Balance sheet classification
Costs and estimated earnings in excess of billings on uncompleted contracts	$4
Billings in excess of costs and estimated earnings on uncompleted contracts	0
Costs in excess of billings, net	$4

Note 4 - Debt

2015
Promissory note payable to Instituform Technologies Limited. Interest is payable quarterly at a rate of prime plus 3.5%.	$2,771
Promissory note payable to Perma-Pipe Canada, Inc. Interest is payable quarterly at a rate of prime plus 3.5%.	2,663
Capitalized lease debt	726
Total debt	6,160
Less: current portion of long term debt	382
Long term portion	$5,778

Term loans. On October 30, 2009, the Company obtained a loan in the amount of $4.4 million from its parent Instituform Technologies Limited. The loan bear interest at prime plus 3.5% which was equal to 6.75% at December 31, 2015. Quarterly payments of $47 thousand for interest are made and the loan was extended after its maturity date of October 1, 2012 into a demand note. This loan was paid on July 28, 2016.

On October 30, 2009, the Company obtained a loan in the amount of $4.2 million from its parent Perma-Pipe Canada, Inc.. The loan bear interest at prime plus 3.5% which was equal to 6.75% at December 31, 2015. Quarterly payments of $45 thousand for interest are made and the loan was extended after its maturity date of October 1, 2012 into a demand note.

Capital leases. On February 1, 2013, the Company borrowed $35 thousand under an equipment loan secured by equipment. The loan bears interest at 7.9134% with monthly payments of $1 thousand for both principal and interest and matures January 2017.

On March 12, 2013, the Company borrowed $0.3 million under an equipment loan secured by equipment. The loan bears interest at 7.9129% with monthly payments of $7 thousand for both principal and interest and matures March 11 2017.

Additionally on March 12, 2013, the Company borrowed $0.3 million under an equipment loan secured by equipment. The loan bears interest at 7.9129% with monthly payments of $7 thousand for both principal and interest and matures March 11 2017.

On June 26, 2014, the Company borrowed $0.4 million under an equipment loan secured by equipment. The loan bears interest at 6.4168% with monthly payments of $9 thousand for both principal and interest and matures June 25, 2018.

Additionally on June 26, 2014, the Company borrowed $0.4 million under an equipment loan secured by equipment. The loan bears interest at 6.4168% with monthly payments of $9 thousand for both principal and interest and matures June 25, 2018.

On July 1, 2014, the Company borrowed $43 thousand under an equipment loan secured by equipment. The loan bears interest at 6.4165% with monthly payments of $1 thousand for both principal and interest and matures June 2018.
Note 5 - Lease information

2015
Property under capitalized leases
Machinery and equipment	$1,459
Less accumulated amortization	778
Total	$681

At December 31, 2015, future minimum annual rental commitments under non-cancelable lease obligations were as follows:

	Operating Leases	Capital Leases
2016	$206	$420
2017	204	262
2018	175	98
2019	55	—
2020	—	—
Thereafter	—	—
Subtotal	640	780
Less Amount representing interest		53
Future minimum lease payments	$640	$727

Rental expense for operating leases was $1.0 million in 2015.

Note 6 - Income taxes

The Company's effective tax rate was 26% which is the same as the the Canadian and Alberta corporate tax rate.

2015
Components of deferred income taxes
Capital assets	2,136
Capitalized leases (capitalized debt)	(12)
Non-deductible financial statement reserves
Allowance for doubtful accounts	(8)
Billing in excess of cost	1
Warranty reserve	(8)
Other	(1)
Total	2,108

As of December 31, 2015, the Company was not subject to any uncertain tax positions.

Note 7 - Related party transactions

Corrpro Canada Inc., United Pipeline Systems Limited, The Bayou Companies, Instituform Technologies Limited, Perma-Pipe Canada, Inc., Aegion Energy Services Inc. and the Company are related parties by virtue of common control.

The Company charges a portion of the rent and office expenses they incur to Corrpro Canada Inc. and United Pipeline Systems Limited, as they occupy a portion of the Company's office space.

The Company pays monthly management fees to The Bayou Companies and to Aegion Energy Services Inc.

The Company has loans payable to Instituform Technologies Limited and Perma-Pipe Canada, Inc. See Note 4 for terms of these loans.

During the year the Company engaged in transactions in the normal course of operations which were measured at the exchanged amount with these related parties, as follows:

2015
Balances
Accounts payable	$21
Loans payable (see Note 4)	5,434

Transactions
Loan interest	503
Management fees	327
Lease costs recovered	87
Office and general	6

Note 8 - Subsequent events

MFRI, Inc., through its wholly owned subsidiary Perma-Pipe Canada, Inc., acquired 100% ownership of BPPC, a coating and insulation company located in Alberta, Canada. MFRI, Inc. had owned a 49% interest in BPPC since 2009. On February 4, 2016, the remaining 51% interest in BPPC was acquired from a subsidiary of Aegion Corporation for consideration of approximately $13.1 million CAD ($9.6 million USD) in cash and debt.